      Buffets Holdings, Inc. Reports Cancellation of Offering of Senior Discount Notes

EAGAN, Minn.—(BUSINESS WIRE)—February 13, 2004—Buffets Holdings, Inc. (“Buffets Holdings”) reported today that in light of market conditions it has withdrawn its proposed Rule 144A offering of senior discount notes.

Buffets, Inc., a wholly owned subsidiary of Buffets Holdings, still intends to enter into an amended senior secured credit facility in an aggregate amount of approximately $310 million as previously announced. The closing of this facility is expected to occur before the end of February 2004.

        The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward looking statements. The risks and uncertainties involving forward-looking statements include, but are not limited to, general and economic conditions and negative publicity, the impact of competition, the seasonality of Buffets’ business, adverse weather conditions, future commodity prices, fuel and utility costs, labor costs, employment and environmental laws, government regulations, and inflation. For a detailed discussion of risks and uncertainties that you should consider, please refer to the “Risk Factors/Forward-Looking Statements” section contained in Buffets’ Form 10-K filed with the Securities and Exchange Commission on September 30, 2003. The statements in this release reflect Buffets Holdings’ and Buffets’ current beliefs and are based upon information currently available to them. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time and no obligation is undertaken to provide updates with respect to the information.

CONTACTS:
Buffets Holdings, Inc. and Buffets, Inc., Eagan, MN
R. Michael Andrews, Jr., Chief Financial Officer (651) 365-2626, or
Don Van der Wiel, Vice President, Controller (651) 365-2789